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                                                                   Exhibit 10.27


                                     FORM OF
                              TERMINATION AGREEMENT


     THIS TERMINATION AGREEMENT is made and entered into as of this ____ day of January, 1998, by and between HAWK CORPORATION, a Delaware corporation (hereinafter referred to as the "Corporation"), and RONALD E. WEINBERG, individually (hereinafter referred to as the "Employee").

     WHEREAS, the parties entered into a Wage Continuation Agreement dated June 30, 1995, as amended, which set forth the terms and conditions upon which the Corporation would pay additional compensation to the spouse of the Employee after the Employee's death;

     WHEREAS, the parties in connection with the execution of this Agreement are entering into a Split-Dollar Insurance Agreement (the "Split-Dollar Agreement"), which provides that the Employee's designee shall receive certain insurance proceeds upon the Employee's death; and

     WHEREAS, the parties hereto wish to terminate the Wage Continuation Agreement;

     NOW, THEREFORE, in consideration of the premises and of the mutual promises herein contained, the parties hereby terminate the Wage Continuation Agreement effective as of the date of the execution of the Split-Dollar Agreement.

     This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which shall constitute one agreement.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

ATTEST:                                 HAWK CORPORATION

By:                                     By:
   -----------------------------------     -------------------------------------
   Byron S. Krantz, Secretary              Norman C. Harbert, President


                                        ----------------------------------------
                                        RONALD E. WEINBERG
                                        "Employee"